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                                                                     EXHIBIT 4.2

                               FIRST AMENDMENT TO
                   BRIDGE AND CONSOLIDATED TERM LOAN AGREEMENT

     This First Amendment, dated as of June 7, 2002 (the "First Amendment"), amending that certain Bridge and Consolidated Term Loan Agreement dated as of March 18, 2002 (the "Agreement") by and among Donlar Corporation, Donlar BioSyntrex Corporation ("Borrowers") and Tennessee Farmers Life Insurance Company, collectively with its other lending affiliates (the "Lender"), is by and among the Borrowers and the Lender.

     NOW THEREFORE, in consideration of the foregoing and other consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Conversion Rights. Section 9 is hereby amended to add a new Section 9.12 which shall read as follows:

          "SECTION 9.12 SENIOR CONVERTIBLE PREFERRED STOCK. Notwithstanding anything in this Section 9 to the contrary, in the event any reduction in the "Conversion Price" of the Donlar Corporation Senior Convertible Preferred Stock pursuant to the Certificate of Designation Senior Convertible Preferred Stock occurs, a corresponding immediate reduction to the Conversion Price of the Notes shall be effected."

2. Definitions. Appendix A is hereby amended to add a new definition which shall read as follows:

          "Certificate of Designation Senior Convertible Preferred Stock means that certain Certificate of Designation Senior Convertible Preferred Stock attached as Exhibit A to the First Amendment to Bridge and Consolidated Term Loan Agreement, dated as of May 7, 2002, which shall be filed with the Illinois Secretary of State on or before the effective date of the merger between Donlar and Donlar Bio contemplated by the Agreement(s) to Reorganize."

3.   General.

     (a) Confirmation of the Agreement. Except as amended hereby, the Agreement shall remain in full force and effect and it hereby ratified and confirmed in all respects.

     (b) References to the Agreement. Each reference in the Agreement to "this Agreement", "hereunder" or "hereof", or words of like import, and each reference to the Agreement in any and all instruments or documents provided for in the Agreement or delivered or to be delivered thereunder or in connection therewith, shall, except where the context otherwise requires, be deemed a reference to the Agreement as amended hereby.

     (c) Defined Terms. Capitalized terms used herein which are not otherwise defined are used with the meanings ascribed to them in the Agreement.



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     IN WITNESS WHEREOF, the undersigned have caused this First Amendment to be duly executed as of the date first above written.



                                    DONLAR CORPORATION



                                    By:
                                       -----------------------------------------
                                         Title:
                                               ---------------------------------



                                    DONLAR BIOSYNTREX CORPORATION



                                    By:
                                       -----------------------------------------
                                         Title:
                                               ---------------------------------



                                    THE TENNESSEE FARMERS LIFE INSURANCE COMPANY



                                    By:
                                       -----------------------------------------
                                         Title:
                                               ---------------------------------